Exhibit 10.1

Supplemental Directors Retirement Plan

for the

Directors of First Community Bancshares

EFFECTIVE January 1, 2011, the First Community Bancshares, Inc. (herein referred to as the “Company”) amends and restates the First Community Bancshares Supplemental Directors Retirement Plan.

WHEREAS, the Company originally entered into a Supplemental Retirement Plan Agreement effective as of November 2, 2001, with each of its Directors who were actively serving as a Director of the Company on November 2, 2001.

WHEREAS, effective January 1, 2005, the Company amended the original Supplemental Retirement Plan Agreements (referred to as the First Community Bancshares, Inc. Director Supplemental Retirement Plan Agreements which were originally effective as of November 2, 2001) with each Director in order to conform with IRC 409A.

WHEREAS, it is the intention of the Company to establish a non-qualified supplemental pension plan for the sole and exclusive benefit of its eligible Director who qualify as Participants hereunder and their Beneficiaries, as herein provided. The purpose of this Plan is to provide a retirement income benefit to its long term Directors who are eligible to participate.

WHEREAS, this amendment and restatement is intended to be a “good faith” compliance with the Section 409A of the Internal Revenue Code.

WHEREAS, this amended and restated Plan embodied herein has been duly approved and authorized by the Board of Directors of said Company.

NOW, THEREFORE, THIS AGREEMENT,

ARTICLE 1 - DEFINITIONS

The following terms shall have the meaning indicated when capitalized throughout this document, unless the context clearly indicates otherwise.

1.1
Accrued Benefit shall mean the monthly retirement benefit a Participant would receive at his Normal Retirement Date based on the retirement benefit formula set forth in Section 3.2(a) of this Plan, determined based such Participant’s Final Average Compensation and his number of actual Years of Benefit Service (as of the date of the determination of his Accrued Benefit). The amount of a Participant’s Accrued Benefit is determined as follows:

(a)
First, a Participant’s projected Normal Retirement Benefit at his Normal Retirement Date is calculated in accordance with Section 3.2(a) herein, using the Participant’s expected Years of Benefit Service as of his Normal Retirement Date and his Final Average Compensation as of the accrual date.

(b)	Next, the Participant’s projected Normal Retirement Benefit as determined in the preceding paragraph is multiplied by a ratio (not to exceed 1.0) of (i) over (ii), where:

(i)	Is the number of the Participant’s actual Years of Benefit Service as of the accrual date, and

(ii)	Is the number of Years of Benefit Service that the Participant is expected to complete if he were to continue to serve as a Director of the Company until his Normal Retirement Date.

(iii)	Finally, a Participant’s Accrued Benefit is the result of the calculations in (a) and (b) above.

1.2
Actuarial (or Actuarially) Equivalent shall mean a benefit of equivalent value to the Normal Annuity Form determined by generally accepted actuarial principles. Any alternate form of distribution shall be Actuarially Equivalent to the Normal Annuity Form of distribution at the Normal Retirement Date.

For benefit payment paid other than a lump sum, the conversion to an alternate form shall be based upon the 1983 Group Annuity Mortality Table assuming the Participant is male and a 7.0% interest assumption.

For any benefits paid as a lump sum, the Actuarial Equivalent of such benefit shall be determined using (i) the 1984 Unisex Mortality Table adjusted for a 20% female content and (ii) using an interest equal to the greater of either 7.0% or the 10 Year US Treasury Bond rate in effect as of the first day of the month two months prior to the date of any lump sum payment.

1.3	Annuity Starting Date shall mean the first day of the first period for which a benefit under this Plan is payable in the form of an annuity whether or not such benefit commences on such date.

1.4
Applicable Guidance means as the context requires Code Sections 83, 409A, and 457; and  Treas. Reg. 1.83, Treas. Reg. 1.409A, Treas. Reg 1.457; and any other written Treasury or IRS guidance regarding or affecting Code Sections 83, 409A, or 457. Applicable Guidance also includes through December 31, 2006, or other applicable date, Notice 2005-1.

1.5	Beneficiary shall mean any person or legal entity designated by a Participant to receive benefits under this Plan.

1.6	Board shall mean the Board of Directors of the Company.

1.7
Break-In-Service shall mean a twelve (12) consecutive month Plan Year period during which a Participant is no longer an active Director of the Company and the Participant has incurred a Separation from Service.

1.8	Change in Control shall mean the occurrence of one of the following three (3) events:

(a)
Change in Ownership of the Company - A “change in ownership” occurs on the date that any one person, or more than one persons acting as a group, acquires ownership of stock of the Company that, together with stock already held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.

(b)	Change in Effective Control of the Company - A “change in effective control” occurs on the date either one of the following events occurs:

(i)
Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(ii)
A majority of members of the Company’s Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election;

Provided that for purposes of this paragraph (b) the term Company shall refer to the Company for which no other corporation is a majority shareholder for purposes of this paragraph.

(c)
Change in the Ownership of a Substantial Portion of the Assets of the Company. A “change in the ownership of a substantial portion of the assets of the Company” occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair value equal to 40% or more of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.

The occurrence of an event described in this Section 1.8 must be objectively determinable.

1.9         Code means the Internal Revenue Code of 1986, as amended.

1.10	Committee shall mean the Compensation Committee of the Board (or other Committee that maybe appointed by the Board) provided for in Article 9 of the Plan.

1.11
Compensation – A Director’s Compensation for any Plan Year shall be total annual fees actually paid to the Director by the Company and any of its subsidiaries (including First Community Bank) for the Plan Year concerned, including any amount of Director’s fees and earnings deferred under any non-qualified Company sponsored plan or other deferred arrangement, but excluding any reimbursements due to travel, or entertainment and excluding the taxable value of any Company paid Split Dollar life insurance, or other fringe benefit provided by the Company.

As of any Anniversary Date, a Director’s Compensation shall be the Compensation (as defined in the preceding paragraphs) paid for the prior Plan Year.

1.12       Computation Period:

Accrual of Benefit Computation Period - The 12 consecutive month period beginning with the first day of the Plan Year and ending with the last day of the Plan Year.

1.13       Dates:

(a)	The Original Effective Date of the Plan was November 2, 2001.

(b)	Anniversary Date shall mean January 1 of each calendar year.

(c)	Plan Year: The Plan Year shall begin each January 1 and end the following December 31.

(d)	Entry Date shall mean the first day of the Plan Year (January 1).

1.14       Disability or Disabled shall mean that the Participant either is:

(a)
Unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)
By reason of any medically determinable physical or mental impairment (which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months) receiving income replacement benefits for a period of three (3) or more months under an accident and health plan covering employees of the Company, or

(c)	Determined to be disabled by the Social Security Administration.

However, for purposes of this Plan, no Participant shall be deemed Disabled if his disability results from injury incurred while engaging in any illegal or felonious enterprise, or intentionally self-inflicted injury.
The Company may require proof of continued Disability from time to time, but not more frequently than once in any six (6) month period.

1.15	Eligible Spouse shall mean one to whom a Participant is married (of the opposite sex) throughout the one year period ending on the date the Participant’s benefits under this Plan are to commence.

1.16
Eligible Director shall mean any Director, of the Company who was elected by the shareholders of the Company to serve on its Board of Directors and is approved for participation in the Plan by the Compensation Committee of the Board. However, a Director who is an employee of the Company shall not be eligible to participate in this Plan.

1.17	Director shall mean any person who serves on the Board of Directors of the Company and who was elected to such position by a majority vote of the shareholders of the Company.

1.18	Company shall mean First Community Bancshares, Inc. (55-0694814) or any other organization which has adopted the Plan with the consent of such establishing Company; and any successor of such Company.

1.19	ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and regulations and guidance issued thereunder.

1.20	Gender and Number - The masculine pronoun shall include the feminine and the singular shall include the plural.

1.21	Insurer - Any insurance company licensed to do business in any state where this Plan is located.

1.22
Normal Annuity Form - The Normal Annuity Form shall be a 120 Month Certain Annuity which provides monthly payments to the Participant, the first payment to be paid on the first day of the month coinciding with or next following such Participant’s benefit commencement date, if he is then living, and subsequently 119 consecutive monthly payments of an equal amount monthly thereafter terminating after 120 monthly payments has been made to the Director or his Beneficiary(s).

1.23
Normal Retirement Age shall normally be age 70 provided a Participant has completed 5 or more Years of Benefit Service with the Company. However, the Normal Retirement Date for a Participant may vary and will be specified in Appendix A.

1.24
Normal Retirement Date for a Participant shall be the first day of the month coinciding with or next following the Participant’s Normal Retirement Age provided the Participant has incurred a Separation of Service from the Company.

1.25
Participant shall mean any Eligible Director, or former Eligible Director (or beneficiary thereof) who has retired, who has met the eligibility and participation requirements of the Plan pursuant to Article 2 herein, provided that any former Director who has been paid in full through means of a lump sum distribution shall not be considered a Participant under this Plan unless and until he shall be re-elected by the shareholders to the Board and again meet the requirements of Article 2 herein. See Appendix A for a list of Plan Participants.

1.26
Payment Election Form shall mean the form on which the Participant elects the payment of his retirement benefits.  This Election Form (Initial Payment Election Form- Appendix B) should be completed within 30 days following the date that the Participant enters the Plan unless it is changed by a Subsequent Payment Election as defined in Section 1.32 below. For any Participant who was a participant under a prior Plan Agreement, his Initial Payment Election shall be as specified in his prior Plan Agreement in effect as of January 1, 2005.

1.27
Plan shall mean the First Community Bancshares, Inc Supplemental Directors Retirement Plan as embodied in this instrument, any and all supporting documents, and all subsequent amendments and supplements thereto.

1.28	Plan Administrator shall mean the Compensation Committee of the Board, unless otherwise designated by the Board.

1.29	Payment Events means those events that permit a payment to be made to a Participant or his Beneficiary from this Plan. Such payment events are limited to the following occurrences:

(a)	Death,

(b)	Disability

(c)	Attainment of Normal Retirement Date coupled with Separation from Service,

(d)	Separation from Service with a vested benefit of less than $10,000 in lump sum;

(e)       Plan Termination in accordance with Section 14.2;

(f)        Bankruptcy or dissolution of the Company;

(g)       Separation from Service within 24 months following a Change of Control.

1.30
Separation from Service means the date that a Director either resigns his directorship or is not re-elected to his position by the shareholders of the Company. A Director’s Separation from Service shall be within the meaning of Applicable Guidance and further includes a termination of his directorship with the Company whether on account of death, Disability, retirement or otherwise, except for cause as defined in 1.34 below.

Furthermore, in considering whether a Separation from Service has occurred, the following special rules will apply:

(a)
Effect of Leave of Absence. A Director does not incur a Separation from Service if the Director is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government), if such leave does not exceed a period of 6 months.

A “leave of absence” must be a bona fide leave of absence where there is a reasonable expectation that the Participant will return to the service of the Company. Under a “disability leave of absence,” the directorship relationship will be treated as continuing for a period of up to 29 months, unless otherwise terminated by the Company or the Director.

(b)
Insignificant Service. If a Director continues to perform services for the Company, but the services are not more than insignificant, the Director incurs a Separation from Service. For this purpose, a Director will be deemed to provide more than insignificant service (and no Separation from Service occurs) if the Director provides bona fide services which are equal to at least 20% of the average annual services performed during the immediately preceding three full calendar years of service, or if less, the period the Director served the Company

(c)
Significant Non-Employee Service. In addition, a former Director who continues to render significant services to the Company in a non-Employee capacity is not deemed to have incurred a Separation from Service. For this purpose a former Employee is deemed to render significant service if the former Employee provides service to the Company and receives annual remuneration from the Company which is equal to at least 50% of the average annual remuneration earned during the immediately preceding three full calendar years of service, or if less, the period the Employee was in the service of the Company.

(d)
Company Determination. The Company will determine whether a Director has incurred a Separation from Service: (i) based on the facts and circumstances; (ii) subject to the provisions of this Section 1.30; and (iii) without application of the “same desk rule” under Rev. 79-336 and Rev. Rul. 80-229. The Company will determine whether an Employee, or Director has incurred a Separation from Service in accordance with Treas. Reg. §1.409A-1(h) and Applicable Guidance.

1.31       Service

(a)           Years of Service;

Years of Service shall mean all of a Director’s full calendar years and months of continuous service as a Director with the Company and any predecessor Company that is acquired by or merged with the Company, provided the Participant was a Director of the Company on the date of the merger or acquisition.

(b)
Years of Benefit Service shall mean all of a Director’s Years of Service as a Director, including Years of Service prior to the adoption of this Plan. However, notwithstanding the provisions of this Section 1.31, if a Participant retires or has a Break-in-Service and shall have received all of his vested Accrued Benefit under the Plan, or the Actuarial Equivalent thereof, and shall subsequently re-enter service, service prior to such retirement or Break-in-Service shall be disregarded for the purpose of determining Years of Benefit Service.

1.32
Subsequent Payment Election shall mean an election (Subsequent Payment Election Form) by a Participant or a Beneficiary that is made after the Participant has already entered the Plan.  To be recognized by the Plan, a Subsequent Payment Election must meet the requirements of Section 8.3.

1.33	Terminate or Termination of Service shall mean that a Participant has had a Separation from Service.

1.34	“Termination for Cause” and “For Cause” shall mean the Participant’s service as a Director has ceased because of any of the following reasons:

(a)	the Director’s gross negligence or gross neglect of duties or intentional and material failure to perform stated duties after written notice thereof, or

(b)	disloyalty or dishonesty by the Director in the performance of the Director’s duties, or a breach of the Director’s fiduciary duties for personal profit, or

(c)
intentional wrongful damage by the Director to the business or property of the Company or its affiliates, including without limitation the reputation of the Company, which in the judgment of the Company causes material harm to the Company or affiliates, or

(d)
a willful violation by the Director  of any applicable law or significant policy of the Company or an affiliate that, in the Company’s judgment, results in an adverse effect on the Company or any affiliate, regardless of whether the violation leads to criminal prosecution or conviction.  For purposes of this Plan, applicable laws include any statute, rule, regulatory order, statement of policy, or final cease-and-desist order of any governmental agency or body having regulatory authority over the Company, or

(e)
the Director is removed from his directorship or permanently prohibited from participating in the Company’s affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

(f)	the conviction of the Director for or plea of no contest to a felony or conviction of or plea of no contest to a misdemeanor involving moral turpitude, or the actual incarceration of the Director.

(g)
the Director divulging trade secrets, association with a competitive Company or other financial institution, fraud, embezzlement, or other intentional and criminal acts directly related to the interest of the Company, herein.

(h)	Violation by a Director of the Covenant Not to Compete provisions as provided in Article 15 in this Plan.

ARTICLE 2 – ELIGIBILITY

2.1
Requirements for Participation - Any Eligible Director who had originally entered into a Supplemental Retirement Plan Agreement with the Company and whose name is included in Appendix A attached hereto and who is as of December 31, 2010 an active Director shall continue to participate as of January 1, 2011.  Effective January 1, 2011, any Eligible Director may participate in the Plan on January 1, 2011 or any subsequent Plan Entry Date (each January 1) if so approved by the Committee.

ARTICLE 3 - NORMAL RETIREMENT

3.1	Vesting at Normal Retirement - At Normal Retirement Age each Participant shall have a 100% vested right to his Normal Retirement Benefit.

3.2	Amount of Normal Retirement Benefit - The amount of the monthly Normal Retirement Benefit, payable as the Normal Annuity Form, shall be determined as follows:

(a)
Determination of Normal Retirement Benefit - Each Participant shall be entitled to receive a monthly retirement benefit commencing on his Normal Retirement Date, provided he has incurred a Separation from Service from the  Company (unless he elects otherwise in accordance with Section 8.3), an amount equal to one-twelfth (1/12) of the amount as determined below:

A Normal Retirement Benefit equal to the Normal Retirement Benefit Percentage (as provided in the Table below) of such Participant’s Final Average Compensation based on his number of Years of Benefit Service as a Director per the following Table:

Years of Benefit Service	Normal Retirement Benefit %
Less than 10	0%
10	50%
11	60%
12	70%
13	80%
14	90%
15 or more	100%

(b)
Final Average Compensation - A Participant’s “Final Average Compensation” is an average of the Director’s annual Compensation for the highest consecutive three (3) calendar years out of the last ten (10) years that he served as a member of the Board of Directors of the Company.

3.3
Commencement of Normal Retirement Benefit. Subject to the “6 months” rule for Specified Employees in Section 8.4(b), monthly payment of a Participant’s Normal Retirement Benefit shall start as of the first day of the month following the Participant’s Normal Retirement Age provided the Participant has incurred a Separation from Service from the Company, unless the Participant (i) elects otherwise on his Initial Payment Election Form or (ii) has elected to defer the commencement by making a Subsequent Payment Election in accordance with Section 8.3.

ARTICLE 4 - DEFERRED RETIREMENT

4.1
Deferred Retirement.  A Participant may retire later than his Normal Retirement Date. Subject to the “6 months” rule for Specified Employees in Section 8.4(b), should any Participant continue to serve as a Director of the Company beyond his Normal Retirement Date, his benefit shall commence on his Deferred Retirement Date provided he has incurred a Separation from Service from the Company, unless he elects in writing to defer the commencement of his benefit in accordance with Section 4.2 below.

4.2
Deferral of Retirement Benefit.  A Participant who has qualified for Normal Retirement may elect to defer the commencement of his retirement benefit, provided his election meets the requirements of Section 8.3 herein.

4.1
Amount of Deferred Retirement Benefit. A Participant who continues in the service of the Company beyond his Normal Retirement Date as a Director and earns additional Years of Benefit Service shall receive the greater of (i) his Normal Retirement Benefit computed as of his Normal Retirement Date, or (ii) an amount computed using his total Years of Benefit Service as of his Deferred Retirement Date and his Final Average Compensation as of his Deferred Retirement Date.

ARTICLE 5 - DISABILITY RETIREMENT

5.1
Eligibility for Disability Retirement Benefits.  A Participant who becomes Disabled (as defined in Section 1.14 herein) prior to his actual Normal Retirement shall become 100% vested in his Accrued Benefit as to the date that he his determined to be Disabled.

5.2
Disability Retirement Date.  The Disability Retirement Date of a Participant shall be the first day of the month coinciding with or next following the date a Participant meets the requirements of Section 5.1 above. However, if a Disabled Participant is entitled to receive benefits under an insured long-term disability program of the Company or any other Company’s long-term disability program, then the Disabled Participant’s benefit (if he is still living) shall begin on the first day of the month following the date the Disabled Participant is no longer entitled to receive any Disability benefits under the insured long-term disability program of the Company or any other Company.

5.3         Determination of Disability Benefit

(a)	Commencement of Payment. Disability benefit payments shall be payable on the later of the first day of the month next following:

(1)	a six (6) month waiting period and shall be paid following the Disability if the Participant is then still Disabled, or

(2)
the cessation of  any Disability benefits under an insured long-term disability program as provided in Section 5.2.  The Participant’s Disability benefit shall be payable in accordance with any option elected pursuant to Article 8 herein, provided, however, that any such benefit payment shall cease upon the first to occur of the following events:

(i)	the date the Participant is deemed to be no longer Disabled,

(ii)	the date the Participant refuses to submit to a medical examination or refuses to furnish due proof of continued Disability,

(iii)
the date the Participant attains his Normal Retirement Age, at which time such Participant shall be deemed to be a retired Participant no longer required to furnish proof of Disability. Any benefit being paid to a disabled Participant who reaches Normal Retirement Age shall continue as if the Participant had elected such benefit at his Normal Retirement Date.

(b)           The amount of such Disability benefit shall be determined as follows:

(1)	Once a Participant is determined to be Disabled (as defined in Section 1.14), his Accrued Benefit shall become 100% vested.

(2)
For purposes of benefit accrual, a Participant shall continue to receive credit for Service during the six (6) month waiting period in Section 5.3(a), but not beyond the 6 month waiting period, equal to the Service he would have normally received credit for if the Participant would have continued as an active Director during this six (6) month waiting period.

(3)	If the payment of benefits commences at Normal Retirement Date, the amount of the benefit shall be the Participant’s Accrued Benefit as of his Disability Retirement Date.

(4)	If the payment of benefits commences prior to a Participant’s Normal Retirement Date, the amount of the benefit shall be the Participant’s Accrued Benefit as of his Disability Retirement Date.

(c)	The Form of Payment of such Disability benefit shall be as 120 Month Certain Annuity.

5.4
Cash-out of Small Benefits - The provisions of Section 5.3 notwithstanding, if the Actuarially Equivalent lump sum present value of the Disability benefit determined for any disabled Participant shall be $10,000 or less, then such lump sum shall be paid directly to such disabled Participant on the first day of the month following the Participant’s  Disability Retirement Date.

5.5         Recovery from Disability.  Subject to the Separation from Service rules of Section 1.30(a):

(a)
If a Participant is deemed to be no longer Disabled prior to his Normal Retirement Date and returns to the active service as a Director of the Company within one month of such determination or recovery, then the Participant shall be deemed not to have incurred a Break in Service as a result of his Disability, but the number of years and fractions thereof during which he may have received payments pursuant to this Article shall not be counted in determining his Years of Benefit Service for any purposes under the Plan. Disability payments shall nonetheless cease in accordance with Section 5.3(a).

(b)
If the Participant is deemed to be no longer Disabled prior to Normal Retirement Date and does not return to the active service as a Director of the Company within one month of such determination or recovery, then he shall be deemed to have separated from the service of the Company as of the date he became Disabled. In this event, the provisions of Section 5.3(a) shall apply, and any benefit payments shall cease.

ARTICLE 6 - SURVIVOR BENEFITS

6.1	Death prior to commencement of benefit payments. If a Participant dies prior to the date that he has elected Normal Retirement or has been determined to be Disabled:

(a)
Should a Participant die prior to his written election to commence his Normal Retirement benefit, his Beneficiary(s) shall receive his Accrued Benefit determined as of the date of his death payable over 10 years in 120 equal monthly payments. In addition, his Beneficiary may be entitled to a death benefit payable under any separate Split Dollar Agreement (if applicable) with the Company.

(b)
Should a Participant die after the date to his written election to commence Normal Retirement, his beneficiary shall receive a death benefit in a monthly  amount equal to amount of his Accrued Benefit payable under the Normal Form of Payment (120 months certain) for the number of remaining payment under the 120 months certain payment form. In addition, his Beneficiary may be entitled to a death benefit under any separate Split Dollar Agreement (if applicable) with the Company.

6.2
Date of Payment- In the event a death benefit becomes payable under Section 6.1 to his Beneficiary(s),  payment shall be in the Normal Form commencing as of the 1st day of the month coinciding with or next following 60 days after the date of the Participant’s death.

Notwithstanding the provisions of Section 6.1 above, if the Actuarially Equivalent present value of the survivor’s benefit is $10,000 or less, such lump sum present value shall be as of the first day of the month next following 60 days after the Participant’s death to the Participant’s Beneficiary.

6.3
Beneficiary- A Participant or former Participant electing a Form of payment under which benefits may become payable after his death for a period determined without reference to the duration of any person’s life, may designate one or more primary or contingent beneficiaries in writing on forms supplied by the Committee. A Participant or former Participant may change his designation at any time in the same manner. Any portion of a Participant’s or former Participant’s death benefit which is not disposed of under a designation of beneficiary for any reason whatsoever shall be paid in the following order:

(a)           to his spouse, if living, otherwise

(b)	his natural or adopted children and survivors thereof, in equal shares per stirpes, otherwise

(c)	his parents and survivor thereof, in equal shares, otherwise

(d)	his executors or administrators.

“Beneficiary” means the person, or persons, designated by the Participant, or former Participant, or by the terms of this Section, to receive death benefits, but the provisions of this Section shall in no event apply to any amounts payable to a contingent pensioner, or other person entitled to payments for life after the death of the Participant, or former Participant, under any Optional Form of pension payment.

ARTICLE 7 - TERMINATION OF SERVICE – VESTING

7.1	Vesting of Benefits - Notwithstanding any other provisions of this Article, a Participant’s Accrued Benefit shall be 100% vested upon the Payment Events listed in Section 7.2.

7.2	Payment Events - A Participant shall be vested in his Accrued Benefit under this Plan upon the date the Participant qualifies as having either:

(a)	The Participant dies,

(b)	The participant becomes Permanently and Totally Disabled (Article 5);

(c)	The Participant has reached his Normal Retirement Age (Section 1.25),

(d)	In the event of a “Change in Control” (Section 1.8),

(e)
The Participant incurred an Involuntary Termination of Service “not for cause.” “Not for cause” shall mean any termination of the Participant’s directorship with the Company by the Company that does not fall within the meaning of Termination “for cause.”  The term “for cause” shall mean as defined in Section 1.34.

(f)	The Participant completed at least ten (10) Years of Benefit Service.

7.3
Termination with a Non-Vested Benefit. A Participant who is not re-elected before he becomes vested as provided in Section 7.2 above or whose directorship with the Company (or any of its Affiliated Companies) is terminated for any reason other than those listed in (a) through (f) in the preceding paragraph, shall forfeit any non-vested Accrued Benefits earned under this Plan.

7.4
Termination of Directorship “for Cause” results in a Forfeiture. Notwithstanding any other provision of this Plan, any Director whose directorship is terminated “for cause,” as defined in Section 1.34  herein, shall forfeit any Accrued Benefit (even if vested) and thus not be entitled to any further benefits under this Plan.

ARTICLE 8 - PAYMENT OF RETIREMENT BENEFITS

8.1	At a Participant’s Normal or Deferred Retirement Date, benefits shall be provided for the retiring Participant in accordance with this Plan.

8.2	Normal Form of Benefit Payment - A retiring Participant Normal Annuity Form of payment shall be a Term Certain Period of 120 guaranteed monthly payments (as defined in Section 1.24).
However, a Participant will receive a lump sum payment of the Actuarial Equivalent of his Accrued Benefit, provided such lump sum Actuarial Equivalent is $10,000 or less.

Notwithstanding the above, a Participant shall receive a lump sum payment of all or any taxable portion of the Actuarial Equivalent of his Accrued Benefit if under the then current Internal Revenue Service Code (or any of its Regulations) he is required to report as taxable income all or any portion of the present value of his retirement benefit under this Plan during such calendar year.

Any optional Form of Payment shall be Actuarial Equivalents of the “Normal Annuity Form” of payment of retirement benefits.

8.3         Requirements of Subsequent Election

(a)
Notwithstanding that a Participant has made an “Initial Payment Election” or, having failed to make such election, the Normal Form of payment of a Participant’s retirement benefit should be paid at the time of distribution. A Participant (or a Beneficiary if applicable) may make a Subsequent Payment Election in writing on a form provided by the Company to change his Payment Election provided such change complies with this Section 8.3(a) and the requirements of Applicable Guidance as follows:

(1)	Conditions for Subsequent Election. A Participant (or Beneficiary if applicable) may make a change in a prior Payment Election provided it complies with the following:

(i)	Effective Date of Change. The change may not take effect until at least 12 months following the date of the written change in payment election;

(ii)	Five (5) Year Rule. If the change in payment election relates to a payment on account of either:
•          a Separation from Service,
•          on a Change in Control,
•          or payment is at a Specified Time or pursuant to a Fixed Schedule,

then the change in election must result in payment being made no earlier than 5 years following the date the payment otherwise would have been made (or in the case of an installment payment treated as a single payment, as defined in Section 8.3(a)(3) below, 5 years from the date the first amount was schedule to be paid); and

(iii)
Time of Subsequent Election.  If the change in payment election relates to a payment at a Specified Time or pursuant to a Fixed Schedule, the Participant or his Beneficiary must make the change in payment election not less than 12 months prior to the date the payment is scheduled to be made (or in the case of a Term Certain Annuity or installment payment treated as a single payment, 12 months prior to the date the first amount was scheduled to be paid).

(2)
Definition of “Payment.”  Except as otherwise provided in Section 8.3(a)(3) below, a “payment” for purposes of applying Section 8.3(a)(1) above shall mean each separately identified amount the Plan is obligated to pay to a Participant or Beneficiary on a determinable date and includes amount paid for the benefit of the Participant.  An amount is “separately identifiable” only if the Company can objectively determine the amount. A payment includes the provision of any taxable benefit, including a payment in cash.

(3)
Installment Payments and Annuities. A Term Certain Annuity or a “series of installment payments” are treated as a single payment for purposes of this Section 8.3(a). For purposes of this Section 8.3(a),  a “series of installment payments” means payment of a series of substantially equal periodic amounts to be paid over a predetermined number of years, except to the extent that any increase (or decrease) results from reasonable earnings on the Participant’s Accrued Benefit.

(4)
Coordination with Anti-Acceleration Rule.  By making a Subsequent Payment Election, a Participant (or his Beneficiary if applicable) may change the Form of Payment (if applicable under the Plan) to a more rapid schedule without violating Section 8.3(b), provided any such change remains subject to the requirements of Section 8.3(a).

(5)
Multiple Payment Events.  If the Plan permits multiple payment events (such as death, Separation from Service, etc.), the Subsequent Election of Section 8.3(a)(1) shall apply to each payment due upon each payment event.

(6)	Certain Payments not Subject to Change Payment Election Rules. The Company may elect to delay payments to a Participant or Beneficiary for any of the following reasons:

(i)
Non-Deductible Payments. The Company may delay payment to a Participant or Beneficiary if the Company reasonably anticipates that the Company’s tax deduction for payment of the Accrued Benefit will be limited or eliminated under Code Section 162(m).  However, the Company will make such Accrued Benefit payment as of the date at which the Company tax deduction is no longer limited or eliminated under Code Section 162(m), but not later than 24 months from the time such payment would have otherwise been made.

(ii)
Loan Covenants/Contract Terms.  The Company may delay payment to a Participant or his Beneficiary if the Company reasonably anticipates that the payment will cause the Company to violate the terms of a loan agreement, loan covenant or other similar contract to which the Company is a party, provided the Company entered into the agreement or contract for legitimate business reasons and such violation will cause material harm to the Company. However, the Company will make such Accrued Benefit payment as of the date at which the Company reasonably anticipates that the payment will not cause a violation of the agreement or contract, or that such violation will not cause any material harm to the Company.

(iii)
Securities or other Laws. The Company may delay payment to a Participant or his Beneficiary if the Company reasonably anticipates that the payment will violate Federal securities law or other applicable law. However, the Company will make such Accrued Benefit payment as of the date at which the Company reasonably anticipates that the payment will not cause a violation of such securities laws.

(iv)	Other. The Company may delay payment to a Participant upon such other events as Applicable Guidance may permit.

(v)
Amendments. If the Company amends this Plan to add other permitted reasons for delay of payment of Accrued Benefit, any such amendment may not take effect for 12 months following the date the Company adopts such an amendment. As provided in Section 8.3(b) below, the Company may not amend this Plan to remove any or all of the payment delays described in this Section 8.3(a)(6) as it relates to any previous Accrued Benefit amount.

(b)
No Acceleration of Payment (General Rule).  The Company, Participant or a Beneficiary may not accelerate the time or schedule of any Plan payment or amount scheduled to be paid under this Plan. However, the following are not considered an acceleration of payments and are therefore considered permissible:

(1)
A payment made in accordance with Plan provisions or pursuant to a Initial Payment Election Form under Section 1.26, or a Subsequent Election under Section 8.3 under which payment on a accelerated schedule is required on account of an intervening event which includes Separation from Service, Disability, Death, Change in Control; and

(2)
The Company’s waiver or acceleration of the satisfaction of any condition constituting a Substantial Risk of Forfeiture provided that payment is made only upon a permissible event and the Company’s action otherwise does not violate Code Section 409A.

8.4           Time of Payment of Benefits

(a)
Normal Form of Payment. The retiring Participant shall automatically receive his retirement benefit payable in monthly cash payments over a period of 120 consecutive months, unless otherwise specified by this Plan.  Notwithstanding, a Participant shall receive a lump sum payment of all or any taxable portion of the Actuarial Equivalent of his accrued liability if under the then current Internal Revenue Service Code (or any of its Regulations) he is required by the Internal Revenue Service to report as taxable income all or any portion of the present value of his retirement benefit under this Plan during such calendar year.

(b)
Specified Employee. Notwithstanding any other provision of this Plan to the contrary except Death, any Participant who is a “Specified Employee” (as defined in Section 409A of the IRC) may not have his benefit payments commence prior to the first day of the month next following six (6) months after his Separation of Service.  Should a Specified Employee’s benefit be deferred for 6 months, the Participant shall receive as of the first day of the seventh (7th)  month a onetime catch up payment equal to his 6 months of deferred payments. A Specified Employee includes a Director who is a 5% or more shareholder of the Company.

ARTICLE 9 – COMMITTEE

9.1
Except where otherwise specifically indicated, responsibility for administration of this Plan shall be reposed in the Committee (the “Committee”) of the Board of Directors composed of not less than three (3) individuals. The members of the Committee shall be appointed by the Board of Directors of the Company. An individual shall not be ineligible to be a member of the Committee because he is or may be an officer of the Company or a Participant under this Plan.

9.2
Subject to the Claims Procedure set forth in Article 10 hereof, the Committee shall have the duty and authority to interpret at its discretion and construe the provisions of the Plan, to decide any disputes which may arise regarding the rights of Employees under this Plan.

9.3
Any certification by the Company of the information required or permitted to be certified by the Committee pursuant to the provisions of the Plan may be relied upon by the Committee until later shown to be incorrect. The Committee may correct errors, and so far as practicable, may adjust any benefit or payment or credit accordingly.

9.4
The Committee shall maintain full and complete records of its deliberations and decisions. Its records shall contain all relevant data pertaining to individual participating Directors and their rights under the Plan. It has the duty to carry into effect all such rights and benefits of each and to answer questions and assist Directors , whether Participants or other Directors, to obtain the greatest good from the existence of the Plan.

9.5
The Company shall pay the reasonable expenses incident to the operation of this Plan. All requests, directions, requisitions and instructions of the Committee shall be in writing and signed by the Committee’s Chairman or acting Chairman and by its Secretary or acting Secretary.

ARTICLE 10 - CLAIM PROCEDURE

10.1
Filing a Claim for Benefits - Any claim for a Plan benefit hereunder shall be filed by a Participant or Beneficiary (claimant) of this Plan on the form prescribed for such purpose with the Committee, or in lieu thereof, by written communication which is made by the claimant or the claimant’s authorized representative which is reasonably calculated to bring the claim to the attention of the Committee.

10.2      Denial of Claim

(a)
If a claim for a Plan benefit is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Committee within a reasonable period of time after receipt of the claim by the Committee.

(b)	Any claimant who is denied a claim for benefit shall be furnished written notice setting forth:

(1)	The specific reason or reasons for the denial;

(2)	Specific reference to the pertinent Plan provisions upon which the denial is based;

(3)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(4)
An explanation of the Plan’s claim review procedure, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

10.3       Claims Review Procedure

(a)	In order that a claimant may appeal a denial of a claim, a claimant or his duly authorized representative:

(1)	May request a review by written application to the Committee not later than 60 days after receipt by the claimant of written notification of denial of a claim;

(2)	May review and copy (free of charge) pertinent documents, records and other information relevant to the claimant’s claim for benefits; and

(3)	May submit issues and comments in writing.

(b)
A decision on review by the Committee of a denied claim shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. If an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60 day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

(c)	The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based.

(d)
The review will take into account all comments, documents, records and other information submitted by the claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(e)
The decision on review will include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

ARTICLE 11 - UNFUNDED OBLIGATIONS

The Company’s obligations under this Plan shall be unfunded and unsecured promises to pay the benefits provided for hereunder. The Company may establish a grantor “Rabbi” Trust for the purpose of informally holding assets sufficient to meet the obligations of this Plan.

It is understood that the Company may from time to time make contributions to the Rabbi Trust in order to meet the obligations of this Plan. No participant shall have any beneficial or other interest in any such trust asset, and same shall at all times remain a part of the Company’s general assets accessible to its creditors in the event of the Employee’s insolvency or bankruptcy.

The rights of a Participant, any designated recipient of a Participant or any other person claiming through a Participant under this Plan, shall be solely those of an unsecured general creditor of the Company. A Participant, any designated recipient of a Participant or any other person claiming through a Participant, shall only have the right to receive from the Company (or any trust established to hold assets to meet the obligations of this Plan) those payments which are specified under this Plan. No asset used or acquired by the Company in connection with its obligations and liabilities hereunder (whether in trust or not) shall be deemed to be held for the benefit of a Participant or his designated recipient(s) but will be deemed only as security for the performance of the Company’s obligations hereunder. The assets of the Trust shall be subject to the claims of the Company’s creditors in the event of the Company’s insolvency or bankruptcy.

ARTICLE 12- ADMINISTRATIVE AND FIDUCIARIES’ RESPONSIBILITIES

No named fiduciary under the Plan shall be liable for any act or omission of another which act or omission occurs outside the scope of the respective fiduciaries designated area(s) of responsibility as hereinafter stated. The named fiduciaries and their respective areas of responsibility for the operation and administration of the Plan are as follows:

12.1       Board of Directors

(a)           Terminating Plan;

(b)        Amending Plan;

12.2       Company - The Company shall have the following responsibilities and powers:

(a)
Informal Funding Policy - The Company shall, in consultation with an enrolled actuary, determine the Plan’s benefits, liabilities, and accounting accruals and communicate same to the Plan Administrator.

(b)
Appointment of Plan Administrator - The Committee shall be named Plan Administrator. The Committee may, however, delegate such function by appointing any person or any number of persons to administer the Plan as provided in Article 9. In the event of such appointment, the person or persons so appointed shall be the successor Plan Administrator. Any person or persons so appointed may be removed by the Company upon thirty (30) days written notice unless a shorter period is agreed to.

(c)	Review of Fiduciaries - The Company shall periodically review the performance of any fiduciary or any other person to whom any duties have been delegated.

12.3	Plan Administrator - The Plan Administrator shall have the following responsibilities and powers:

(a)
General Powers - The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Plan Administrator shall have the exclusive discretionary authority to construe and interpret the Plan, including, but not limited to, deciding all questions of eligibility for benefits and the amount of such benefits. The decision of the Plan Administrator for matters within its jurisdiction shall be final, binding and conclusive upon the Companies, Participants and Beneficiaries and every other person or party interested or concerned.

(b)
Procedures, Records and Reports - The Plan Administrator shall establish operating procedures and shall keep a record of his actions, as well as all books of account, records or other data necessary for the administration of the Plan and/or required by law or regulations issued pursuant to such law. The Plan Administrator shall prepare and file or publish with the Secretary of Labor or the Secretary of the Treasury, or to any other official or agency as may hereafter be required, all reports, documents or other information as may be required under law to be so filed or published.

(c)
Agents and Counsel - The Plan Administrator may engage agents to assist him in his duties, and may consult with counsel, actuaries, accountants, specialists and other persons as he deems necessary or desirable. The Plan Administrator shall be indemnified by the Company with respect to any action taken or omitted by him in good faith reliance on the advice of such persons, provided that the Plan Administrator has acted prudently in selecting or retaining such persons, to which end he shall periodically review such person’s performance.

(d)
Expenses - All expenses of administration including, but not limited to, the payment of professional fees of consultants, actuaries, accountants, counsel, investment advisors and other specialists, shall be paid by the Company.

(e)	Reports Furnished Participants - The Plan Administrator shall furnish to each Plan Participant, and to each Beneficiary receiving benefits under the Plan notification of any amendments to this Plan.

ARTICLE 13 - SPENDTHRIFT

13.1
Unsecured Promise to Pay. No Participant under this Plan shall have any legal right, title or interest in the Plan or any assets of the Company used in connection with the Company’s Plan obligations. The interest of any Participant, beneficial or otherwise, shall be limited to that provided in the Plan and no designated Beneficiary shall have any greater rights than as provided by this Plan.

13.2
No Assignment. Except to the extent permitted by law, the Participant may not anticipate, encumber, alienate or assign any of his rights, claims, or interests in this Plan or any part thereof. No payments, benefits, or rights arising by reason of this Plan shall in any way be subject to the Participant’s debts, contracts, or engagements, or to any judicial processes to levy upon or attach the same for payment thereof.

ARTICLE 14 - AMENDMENT AND TERMINATION

14.1	Amendment - This Plan may be amended by mutual consent of the Director and the Company; provided, however, that no amendment will be adopted unless it complies with the Applicable Guidance.

14.2	Termination - It is the intention of the Company to continue this Plan and contributions hereunder for the benefit of its Plan Participants.

(a)
Dissolution/ Bankruptcy The Committee shall terminate the Plan within 12 months following a dissolution of the Company or successor Company taxable under Code §331 or with approval of a bankruptcy court under 11 U.S.C. §503(b)(1)(A), provided that the Deferred Compensation is paid to the Participants and is included in the Participants’ gross income in the latest calendar year: (i) in which the plan termination occurs; (ii) in which the amounts are no longer subject to a Substantial Risk of Forfeiture; or (iii) in which the payment is administratively practicable.

(b)
Change in Control. The Committee may terminate the Plan within the 30 days preceding or the 12 months following a Change in Control provided the Company distributes all Plan Accounts (and must terminate the Plan and distribute the accounts under any substantially similar Company plan which plan the Company also must terminate) within 12 months following the Plan termination.

In the event of a Change of Control, each Participant who is actively servicing as a Director at the time of the Change of Control shall be entitled to receive in a lump sum  an amount equal to the Actuarial Equivalent (at the time of the payment) of his Accrued Benefit calculated as of the date of the Change in Control.
Any Director who has retired and already receiving his monthly retirement benefit shall continue to receive such monthly benefit for the new acquiring Company, unless the acquiring Company refuses to accept their payment obligation, in which case such retired Directors shall also be paid a lump sum (Actuarial Equivalent) of their remaining monthly payments.

(c)
Other. The Committee may terminate the Plan for any other reason in the Company’s discretion provided that: (i) the Company also terminates all Aggregated Plans in which any Participant also is a participant; (ii) the Plan makes no payments in the 12 months following the Plan termination date other than payments the Plan would have made irrespective of Plan termination; (iii) the Plan makes all payments within the 12 to 24 months following the Plan termination date; and (iv) the Company within 3 years following the Plan termination date does not adopt a new plan covering any Participant that would be an Aggregated Plan.

(d)	Applicable Guidance. The Committee may terminate the Plan under such other circumstances as Applicable Guidance may permit.

14.3	Vesting Upon Complete Termination - Upon complete termination of this Plan, the Accrued Benefit of each affected Participant as of the date of termination shall become 100% Vested and Non-forfeitable.

14.4
Cessation of Future Benefit Accruals. The Committee may elect at any time to amend the Plan to cease future Participant benefit accruals after a specified date; however, the Committee may not reduce anyone’s Accrued Benefit or an optional Form of Payment on such Accrued Benefit.  In such event, the Plan will remain in effect until all Accounts are paid in accordance with the Plan terms, or, if earlier, upon the Company’s termination of the Plan.

ARTICLE 15 – COVENANT NOT TO COMPETE

15.1	Covenant Not to Compete after Separation from Service with a Vested Benefit.

(a)
Without advance written consent of the Company, a Participant shall not compete directly or indirectly with the Company for two (2) years after his Separation from Service with a vested benefit. In addition, without advance written consent of the Company, a Participant shall not compete directly or indirectly with the Company at any time that the Participant is receiving Disability or retirement benefit payments under the Normal or Deferred provisions of this Plan, otherwise he shall forever forfeit any and all benefits under this Plan.

(b)
If any provision of this Section or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained therein) is held to be unenforceable or invalid for any reason, the unenforceable or invalid provision or portion shall be modified or deleted so that the provisions hereof, as modified, are legal and enforceable to the fullest extent permitted under applicable law.

(c)	Definitions: For purposes of this Section the following definitions shall apply:
        (1)     “compete” shall mean:

(a)	providing financial products or services on behalf of any financial institution for any person residing in the territory,

(b)	assisting (other than through the performance of ministerial or clerical duties) any financial institution in providing financial products or services to any person residing in the territory, or

(c)
inducing or attempting to induce any person who was a customer of the Company at the date of the Participant’s Separation from Service to seek financial products or services from another financial institution.

(2)       “directly or indirectly” shall mean:

(a)	acting as a consultant, officer, director, independent contractor, or employee of any financial institution in competition with the Company in the territory, or

(b)
communicating to such financial institution the names or addresses or any financial information concerning any person who was a customer of the Company at the date of the Participant’s Separation from Service.

(3)	“customer” shall mean any person to whom the Company is providing financial products or services at the date of the Participant’s Separation from Service.

(4)
“financial institution” shall mean any Company, savings association, or Company or savings association hold company, or any other institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in Section 4(k) of the Company Holding Company Act of 1956, other than the Company or one of its affiliated corporations.

(5)
“financial product or service” shall mean any product or service that a financial institution or a financial holding company could offer by engaging in any activity that is financial in nature or incidental to such a firm’s activity under Section 4(k) of the Company Holding Company Act of 1956 and that is offered by the Company or any affiliate on the date of the Director’s Separation from Service, including but not limited to Banking activities that are closely related and a proper incident to banking.

(6)	“person” shall mean any individual or individuals, corporation, partnership, fiduciary or association.

(7)
“territory” shall mean all of the counties in Virginia, West Virginia, Tennessee and North Carolina (and any additional states that the Company may open a branch office in) in which the Company has a branch location and the area within a 15-mile radius of any full-service banking office of the Company at the date of Participant’s Separation from Service.

15.2
Remedies. Because of the unique character of the services to be rendered by the Participant hereunder, the Participant understands that the Company may not have an adequate remedy at law for the material breach or threatened breach by the Participant of any one or more of the Director’s covenants set forth in this Article 15. Accordingly, the Participant agrees that the Company’s remedies for a material breach or threatened breach of this Article 15 include but are not limited to forfeiture of benefits under this Plan and a suit in equity by the Company to enjoin the Participant from the breach or threatened breach of such covenants. The Participant hereby waives the claim or defense that an adequate remedy at law is available to the Company and the Participant agrees not to urge in any such action the claim or defense that an adequate remedy at law exists.  Nothing herein shall be construed to prohibit the Company from pursuing any other remedies for the breach or threatened breach.

15.3
Article 15 Is Void After a Change in Control. The rights and obligations set forth in this Article 16 shall survive termination of this Plan.  However, this Article 15 shall become null and void effective immediately upon a Change in Control.

ARTICLE 16 - MISCELLANEOUS PROVISIONS

16.1
This Plan is created for the exclusive benefit of the Eligible Directors of the Company and their Beneficiaries and shall be interpreted in a manner consistent with First Community Bancshares, Inc Supplemental Directors Retirement Plan.

16.2	Headings - The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.3
Plan not Contract of Employment - This Plan shall not be construed as creating or changing any contract between the Company and its Directors, whether Participants hereunder or not; and the Company retains the right to deal with its Directors, whether Participants hereunder or not, and to terminate their respective directorship at any time, to the same extent as though this Plan had not been created.

16.4
Invalidity of Certain Provisions - If any provisions of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions and this Plan shall be construed and enforced as if such provisions had not been included.

16.5	Law Governing - This Plan shall be construed and enforced according to the laws of the Commonwealth of Virginia.

16.6
General Undertaking - All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

16.7
Agreement to Bind Heirs, Etc. - This Plan shall be binding upon the heirs, executors, administrators, successors and assigns, as such terms shall apply, of any and all parties hereto, present and future merger including subsequent parties to this Plan due to a merger, consolidation, or Change in Control of its Company.

16.8
Action by Company - Whenever under the terms of the Plan the Company is permitted or required to take some action, such action may be taken by any officer of the Company who has been duly authorized by the Board of Directors of the Company.

16.9
Compliance with Applicable Guidance – Notwithstanding anything herein to the contrary, the Plan shall be interpreted in a manner so as to comply with any Applicable Guidance.  In the event of Applicable Guidance that is contrary to any Plan provision, the Company, as of the effective date of the Applicable Guidance, will operate the Plan in conformance therewith and will disregard any inconsistent Plan provision. Any such Applicable Guidance is deemed to be incorporated by reference into the Plan and to supersede any contrary Plan provision during any period in which the Company is permitted to comply operationally with the Applicable Guidance and before a formal Plan amendment is required.

IN WITNESS WHEREOF, First Community Bancshares, Inc has caused these presents to be signed by its duly authorized directors and its seal to be hereunto affixed, this 16th day of December, 2010.

First Community Bancshares, Inc

By:	/s/ William P. Stafford, II
Chairman of Board of Directors

The Following Directors acknowledge that they are a participant under this restated Plan:

Allen T. Hammer:	/s/ Allen T. Hamner	Date:	December 16, 2010

I. Norris Kantor:	/s/ I. Norris Kantor	Date:	December 16, 2010

Aldo A. Modena:	/s/ Aldo A. Modena	Date:	December 16, 2010

Robert E. Perkinson, Jr.:	/s/ Robert E. Perkinson	Date:	December 16, 2010

William P. Stafford:	/s/ William P. Stafford	Date:	December 16, 2010

William P. Stafford, II:	/s/ William P. Stafford, II	Date:	December 16, 2010

Richard S. Johnson:	/s/ Richard S. Johnson	Date:	December 16, 2010